UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Calgon Carbon Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALGON CARBON CORPORATION	P.O. BOX 717	PITTSBURGH, PA 15230-0717	TELEX 671 1837 CCC PGH
PANAFAX: 412-787-6713

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calgon Carbon Corporation at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 20, 2004 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania.

Information about the business of the meeting and the nominees for election as Directors is set forth in the notice of the meeting and the Proxy Statement, which are attached. This year you are asked to elect three Directors for the Class of 2007 and one Director for the Class of 2006.

It is important that your shares be represented at the meeting. Even if you plan to attend the meeting in person, we hope that you will send a proxy voting on the matters to be considered. Please sign, date and return your proxy in the enclosed envelope as promptly as possible.

Very truly yours,

John S. Stanik

President and

Chief Executive Officer

March 15, 2004

CALGON CARBON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Calgon Carbon Corporation will be held at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania, on Tuesday, April 20, 2004 at 1:00 p.m., Eastern Daylight Saving Time, for the following purposes:

(1)	To elect three Directors for the Class of 2007;

(2)	To elect one Director for the Class of 2006;

(3)	To ratify the independent auditors of the Company for 2004; and

(4)	To transact such other business as may properly come before the meeting.

Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

Holders of record of the Company’s Common Stock as of the close of business on February 23, 2004 are entitled to notice of and to vote at the meeting.

Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

Michael J. Mocniak

Secretary

March 15, 2004

CALGON CARBON CORPORATION

PROXY STATEMENT

CALGON CARBON CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders

April 20, 2004

The enclosed proxy is solicited on behalf of the Board of Directors of Calgon Carbon Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Daylight Saving Time, on Tuesday, April 20, 2004 at the principal executive office of the Company, 400 Calgon Carbon Drive, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Stockholders sets forth the purposes of the meeting.

The enclosed proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to stockholders on or about March 15, 2004. The Company’s Annual Report to Stockholders for 2003 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telecopy, telegraph, electronic means and personal interview. The Company may also hire a proxy solicitation firm or may request brokerage houses and other nominees or fiduciaries to forward copies of the proxy soliciting material and 2003 Annual Report to beneficial owners of the stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING SECURITIES AND RECORD DATE

Holders of the Company’s Common Stock of record as of the close of business on February 23, 2004 are entitled to receive notice of and to vote at the meeting. At the record date, the Company had outstanding 39,016,925 shares of Common Stock, the holders of which are entitled to one vote per share. The Company does not have cumulative voting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

The following table shows the number of shares of Common Stock beneficially owned as of February 25, 2004 by each Director of the Company, by James G. Fishburne, C.H.S. (Kees) Majoor, Michael J. Mocniak and Robert P. O’Brien, executive officers of the Company, and by all current Directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have “beneficial ownership” of any security that the person has the right to acquire within 60 days after the record date.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class
Robert W. Cruickshank	68,482	*
Thomas A. McConomy	4,261,915	10.9%
Julie S. Roberts(2)	42,850	*
Seth E. Schofield	54,950	*
John S. Stanik	155,753	*
John P. Surma(3)(7)	38,350	*
Harry H. Weil(4)	59,050	*
Robert L. Yohe	65,450	*
James G. Fishburne(5)	122,000	*
C.H.S. (Kees) Majoor	140,500	*
Michael C. Mocniak	17,000	*
Robert P. O’Brien(6)	168,535	*
All current directors and executive officers as a group (14 persons)(2)(3)(4)(5)(6)(7)	5,324,362	13.2%

* Less than 1%.

(1)	Includes (i) 55,450 shares in the case of each of Messrs. Cruickshank and Weil, 53,450 shares in the case of Mr. McConomy, 52,950 shares in the case of each of Messrs. Schofield and Yohe and 37,850 shares in the case of each of Ms. Roberts and Mr. Surma, granted under the Company’s 1993 Non-Employee Directors’ Stock Option Plan, (ii) 121,500 shares in the case of Mr. Fishburne, 140,500 shares in the case of Mr. Majoor, 17,000 shares in the case of Mr. Mocniak, 120,500 shares in the case of Mr. O’Brien and 155,500 shares in the case of Mr. Stanik granted under the Company’s Stock Option Plan and (iii) 1,029,825 shares in the case of all current Directors and executive officers as a group, in each case covered by options granted under the aforementioned plans. The “percent of class” set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.

(2)	Includes 5,000 shares as to which Ms. Roberts shares voting and investment power with her husband.

(3)	Includes 500 shares held by Mr. Surma’s wife.

(4)	Includes 200 shares held by Mr. Weil’s wife, as to which beneficial ownership is disclaimed by Mr. Weil.

(5)	Includes 500 shares as to which Mr. Fishburne shares voting and investment power with his wife.

(6)	Includes 6,930 shares in the case of Mr. O’Brien and in the case of all Directors and executive officers as a group held under the Company’s Employee Growth Participation Plan and allocated to the account of Mr. O’Brien. No contributions were made to this plan since 1990.

(7)	Mr. Surma is also entitled to 10,504 shares of Common Stock, not included in the reported number of shares, upon his retirement from the Board of Directors pursuant to an election to defer his annual director’s retainer fee under the 1997 Directors’ Fee Plan.

Other Beneficial Owners

Information as of December 31, 2003 with respect to the only persons not otherwise disclosed in the Management table and known by the Company to be the beneficial owner of more than 5% of the Company’s Stock as of the record date is as follows:

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
ICM Asset Management, Inc. and James M. Simmons	3,213,067	8.20%

W. 601 Main Avenue

Suite 600

Spokane, WA 99201

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2004 by ICM reflecting ownership as of December 31, 2003. ICM Asset Management, Inc. and James M. Simmons report that they have shared investment power over all shares, sole voting power over no shares and shared voting power over 1,804,557 shares as of December 31, 2003. ICM Asset Management, Inc. is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. James M. Simmons is the President of ICM Asset Management, Inc. No individual client’s holdings of the stock are more than five percent of the outstanding stock.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Dimensional Fund Advisors, Inc.	2,739,190	7.02%

1299 Ocean Avenue, 11th Floor

Santa Monica, CA 90401

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2004 by Dimensional Fund Advisors reflecting ownership as of December 31, 2003. Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possessed both sole investment and voting power over 2,739,190 shares of the Company as of December 31, 2003. The Funds own all Company shares, and Dimensional disclaims beneficial ownership of such securities.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
David J. Greene & Company, LLC	2,464,265	6.32%

599 Lexington Avenue

New York, NY 10022

David J. Greene & Company, LLC reports that it has sole voting power over 31,000 shares and shared voting power over 1,346,100 shares, and sole dispositive power over 31,000 shares and shared dispositive power over 2,433,265 shares as of December 31, 2003. David J. Greene & Company, LLC disclaims beneficial ownership in any of such shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
The TCW Group, Inc., on behalf of the TCW Business Unit	2,145,271	5.5%

865 South Figueroa Street

Los Angeles, CA 90017

TCW has shared voting power over 1,783,132 shares and dispositive power over 2,145,271 shares. TCW does not admit to beneficial ownership of the shares.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Strong Capital Management, Inc. and Richard S. Strong	4,467,487	11.5%

100 Heritage Reserve

Menomonee Falls, WI 53051

The foregoing information is taken from a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2004 by Strong reflecting ownership as of December 31, 2003. This filing states that Strong has sole voting power over no shares and shared voting power over 4,467,487 shares and shared dispositive power over all 4,467,487 shares. Strong Capital Management, Inc. is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale, of the shares. Richard S. Strong is the Chairman of the Board of Strong Capital Management, Inc. No individual client’s holdings of the shares are more than five percent of the outstanding stock.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Schroder Investment Management North America, Inc.	2,400,000	6.15%

875 Third Avenue, 22nd Floor

New York, NY 10022

Schroder Investment Management North America, Inc. reports that it has sole voting and dispositive power over all 2,400,000 shares.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The business of the Company is under general supervision of a Board of Directors as provided by the laws of Delaware, the Company’s state of incorporation. The Board of Directors has established committees to assist it, consisting of the Executive Committee, the Compensation Committee, the Audit Committee and the Governance Committee.

Executive Committee. The Executive Committee consists of Messrs. McConomy (Chairman), Schofield and Weil. The Executive Committee, during the intervals between meetings of the Board, when prompt action is needed and it is impossible or inconvenient to convene a full meeting of the Board, may exercise limited powers granted by the Board of Directors in the management of the business and affairs of the Company.

Compensation Committee. The Compensation Committee consists of Messrs. Surma (Chairman), McConomy and Yohe. All members of the Compensation Committee are independent as defined by the New York Stock Exchange standards for director independence. The Compensation Committee’s overall responsibility is to determine and implement the Company’s general policies with respect to the compensation of its executive officers. The Compensation Committee determines the base salary payable to each executive officer, as well as the bonus, if any, payable to each executive officer, and to certain key employees, pursuant to the Company’s Incentive Plan or otherwise. The Committee also administers the Company’s Stock Option Plan and has the authority to grant options thereunder. Other matters related to the compensation of executive officers and key employees, such as the terms of employment contracts and certain employee benefits, are also reviewed by the Compensation Committee.

Audit Committee. The Audit Committee consists of Messrs. Cruickshank (Chairman) and Weil and Ms. Roberts. All members of the Audit Committee are independent, as defined by the New York Stock Exchange standards for director independence. Ms. Roberts has been designated by the Board of Directors as the Audit Committee’s “financial expert,” as required by the Sarbanes-Oxley Act of 2002 and the SEC regulations thereunder. The Audit Committee operates under a charter adopted effective January 1, 2003, which is intended to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange corporate governance requirements. It is the responsibility of the Audit Committee to review and approve the Company’s consolidated financial statements each year prior to their announcement to the public and their distribution to the stockholders in the Annual Report. Among other things, the Audit Committee consults with the Company’s chief financial officer and his staff, and separately with the Company’s independent auditors, as to risk assessment strategies, performance and scope of internal audit services, if any, the proposed audit plan, any difficulties encountered in carrying out the audit plan, significant decisions made in preparing the financial statements, any disagreements between management and the independent auditors as to the application of accounting principles or other matters, and the form and content of the notes to the financial statements and Management’s Discussion and Analysis of the financial statements. The Audit Committee also reviews the Company’s quarterly financial statements but does not customarily perform similar functions with respect to other financial statements which cover less than a full fiscal year. The Audit Committee reviews other financial reporting and accounting matters when requested to do so by management or the independent auditors, and satisfies itself that the Company’s systems of internal accounting and financial controls, and disclosure controls and procedures, are functioning adequately and reliably. The Audit Committee believes that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. In this connection the Audit Committee discusses with the independent auditors the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting. The Audit Committee periodically reviews the independent auditors’ qualifications as well as all relationships between the Company and the independent auditors which might impact the objectivity and independence of the independent auditors. Each year the Audit

Committee evaluates the performance of the independent auditors and recommends to the Board of Directors the retention or, if appropriate, replacement of the independent auditors. The Audit Committee also investigates and reports to the Board as to any alleged breach of law or of the Company’s internal policies which is brought to its attention and carries out other assignments given to it from time to time by the Board.

Governance Committee. The Governance Committee consists of Messrs. Schofield (Chairman), Weil and Yohe. Each of such directors are independent as determined under the New York Stock Exchange standards for director independence. The Governance Committee is responsible for the functioning of the Board and its committees, with the goal of causing the Board and its committees to satisfactorily address the major issues related to the performance and well-being of the Company. Among the duties of the Governance Committee is to review the size and composition of the Board of Directors and to make recommendations with respect to nominations for election or appointment of Directors. A current copy of the charter of the Governance Committee is available to stockholders at the Company’s website at www.calgoncarbon.com.

The Governance Committee follows the guidelines of the Company and examines, among other things, the following qualifications and skills of director candidates—their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Company from time to time. The Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities.

The Governance Committee principally will use third party search firms to identify potential candidates for director, using the criteria described above. The Governance Committee will consider nominees recommended by stockholders provided that stockholders submit the names of nominees and the other information required by Section 1.08 of the by-laws of the Company in writing to the Secretary of the Company. Such information should be received no later than January 20, 2005 with respect to nominations for election at the 2005 Annual Meeting of Stockholders.

During 2003, the Compensation Committee held 3 meetings, the Governance Committee held 2 meetings, the Audit Committee held 5 meetings, and the Executive Committee held 5 meetings. The Board of Directors held 8 meetings during 2003.

Compensation of Directors

Board and Committee Fees. Directors who are full-time employees of the Company or a subsidiary receive no additional compensation for services as a member of the Board or any committee of the Board. In 2003, Directors who were not employees of the Company received an annual retainer of $20,000 for Board service. The retainer fees are payable in cash or Common Stock of the Company as described below. In 2003, non-employee Directors also received a fee of $1,800 for each Board meeting attended and $1,800 for each committee meeting attended on a day separate from a Board meeting. In 2003 the Chairman of each Committee received a retainer of $5,000, with the Chairman of the Audit Committee instead receiving a retainer of $7,500, and each Committee member other than the Chairman received a retainer of $3,000 (with the members of the Audit Committee instead receiving a retainer of $5,000). Non-employee Directors received a fee of $700 for each Committee meeting attended on the same day as a Board meeting and $1,500 or $1,800 for telephonic meetings depending on the degree of preparation required. Directors working on special projects were paid $1,800 per day for such services. The Company anticipates that Board and Committee fees will remain the same for 2004.

The Board has also implemented a cap on the amount of compensation which can be received by a Director in one year for retainer fees, plan compensation and regularly scheduled Board and Committee meetings. In general, a Director should not receive more than $70,000 ($75,000 for Audit Committee members) of such compensation in a year. If a Director does receive more than such amount, he or she would have future phantom stock plan or stock option plan grants reduced by such excess amount.

1999 Phantom Stock Plan. The 1999 Phantom Stock Plan provides each non-employee director with phantom stock with a value upon issuance of $7,000 each year. No actual stock of the Company is issued under this plan. Instead, each director is credited on the day following the Annual Meeting of Stockholders, in an account maintained for the purpose, with the fair market value of shares of the Company’s Common Stock equal to $7,000. Directors are also credited with the fair market value of shares equal to the amount of the cash dividends which would have been paid if the phantom stock were actual Common Stock. As the actual fair market value of the Company’s Common Stock changes, the credited value of the director’s phantom stock will change accordingly. When the director leaves the Board for any reason, including death or disability, the director will be entitled to be paid, in cash, the entire amount then credited in the account.

1997 Directors’ Fee Plan. The 1997 Directors’ Fee Plan provides Directors with payment alternatives for retainer (but not meeting) fees payable as a member of the Board or as the Chairman of any committee. Pursuant to the Plan, Directors are permitted to receive their retainer fees in a current payment of cash or in a current payment of shares of Common Stock of the Company based upon the fair market value of the Common Stock upon the date of payment of the fee, or to defer payment of the retainer fees for subsequent payment of shares of Common Stock pursuant to a stock deferral election. Payment of Common Stock placed in a deferred stock account will be made in the calendar year following the calendar year during which a Director ceases to be a Director of the Company, including by reason of death or disability.

1993 Non-Employee Directors’ Stock Option Plan. The 1993 Non-Employee Directors’ Stock Option Plan, as amended in 1997, provides for an annual grant on the day following the Annual Meeting of Stockholders of option shares equal to a number of shares which will result in a Black-Scholes calculated value of $25,000 on the date of grant. The options vest and become exercisable six months after the date of grant and, in general, expire ten years after the date of grant. There are previously issued options outstanding under the pre-1997 Plan, all of which have option prices in excess of the fair market value of the Common Stock on December 31, 2003.

ELECTION OF DIRECTORS

The Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be eight at the present time. The Board is to be divided into three classes of nearly equal size. One such class is elected every year at the Annual Meeting for a term of three years.

The Board of Directors has, upon recommendation of the Governance Committee, nominated John S. Stanik for election as a Director in the Class of 2006, and Robert W. Cruickshank, Thomas A. McConomy, and Julie S. Roberts for reelection as Directors in the Class of 2007, each of them has agreed to serve if elected. Mr. Stanik will hold office until the 2006 Annual Meeting of Stockholders, Messrs. Cruickshank and McConomy and Ms. Roberts will hold office until the 2007 Annual Meeting of Stockholders, or until the Director’s prior death, disability, resignation or removal. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified.

If any nominee becomes unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

Information concerning the nominees for Director and the other Directors who will continue in office after the meeting is set forth below, together with information concerning the Company’s executive officers who are not Directors.

Name	Age	Position with the Company
	Class of 2007
Robert W. Cruickshank	58	Director
Thomas A. McConomy	70	Director
Julie S. Roberts	49	Director
	Class of 2006
John S. Stanik	50	Director, President and Chief Executive Officer
Harry H. Weil	70	Director
Robert L. Yohe	67	Director
	Class of 2005
Seth E. Schofield	64	Director
John P. Surma	49	Director
	Executive Officers
Leroy M. Ball	35	Vice President and Chief Financial Officer
James G. Fishburne	57	Senior Vice President
Gail A. Gerono	52	Vice President
C.H.S. (Kees) Majoor	54	Senior Vice President
Michael Mocniak	51	Vice President, General Counsel and Secretary
Robert P. O’Brien	53	Senior Vice President

Mr. Cruickshank has been a Director of the Company since November 1985. Mr. Cruickshank is a consultant providing financial advice to private clients. He is also a director of Friedmans, Inc. and Hurco, Inc.

Mr. McConomy has been a Director of the Company since its formation in 1985. Mr. McConomy is a private investor. From February 2003 to April 2003 he served as Acting Chairman of the Board of the Company. Since April 2003, he has served as Chairman of the Board. He also served as the Chairman of the Board, President and Chief Executive Officer of the Company in 1998 and 1999. Mr. McConomy is a director of Equitable Resources, Inc. Mr. McConomy’s brother James H. McConomy is a partner of the law firm of Meyer, Unkovic & Scott LLP, which provides legal services in excess of $60,000 a year to the Company.

Ms. Roberts has been a Director of the Company since July 2000. Ms. Roberts has been Chief Financial Officer of Marriott ExecuStay, a division of Marriott International Corporation, a hospitality company, since September 2000. Ms. Roberts was Vice President—Financial Planning and Analysis at Marriott from September 1998 to September 2000 and prior thereto was Vice President—Reservations at US Airways, a major air carrier.

Mr. Schofield has been a Director of the Company since December 1995. From February 1996 to July 2000, Mr. Schofield was the Chairman of Base International, a provider of corporate protection and security. Prior thereto, Mr. Schofield was Chairman and Chief Executive Officer of USAir Group, a major air carrier. Mr. Schofield is also a director of United States Steel Corporation and Marathon Oil Corporation.

Mr. Stanik has been President and Chief Executive Officer of the Company since April 22, 2003 and a director since October 2003. He served as interim President and Chief Executive Officer from February 2003 to April 2003. Mr. Stanik was Senior Vice President—Produce Products and Technology of the Company from October 2001 until February 2003, prior thereto he was Vice President, Manufacturing of the Company, General Manager of United States Manufacturing and the Plant Manager of the Company’s Big Sandy plant.

Mr. Surma has been a Director of the Company since July 2000. Mr. Surma has been President and Chief Operating Officer of United States Steel Corporation, a steel manufacturer, since March 2003. From January 2002 to February 2003, Mr. Surma was Vice Chairman and Chief Financial Officer of United States Steel Corporation. Mr. Surma was Assistant to the Chairman, USX Corporation from September 2001 to December 2001, President, Marathon Ashland Petroleum LLC, an energy firm, from January 2001 to April 2001, Senior Vice President—Supply & Transportation of Marathon Ashland Petroleum LLC from January 2000 to December 2000, President, Speedway Super America LLC, a petroleum product retailer and a wholly owned subsidiary of Marathon Ashland Petroleum LLC. Mr. Surma is also a director of United States Steel Corporation and Mellon Financial Corporation.

Mr. Weil has been a Director of the Company since its formation in 1985. Mr. Weil is a retired partner of the law firm of Reed Smith LLP, which provides legal services to the Company.

Mr. Yohe has been a Director of the Company since December 1995. Until March 1994, when he retired, Mr. Yohe was Vice Chairman of Olin Corporation, a producer of chemicals, microelectronic materials, metals, sporting ammunition and defense and aerospace products. Mr. Yohe is also a director of Airgas, Inc., Marsulex, Inc. and The Middleby Corporation.

Mr. Ball has been the Vice President and Chief Financial Officer of the Company since October 2002. Mr. Ball was the Corporate Controller of the Company from September 2000 to October 2002 and Assistant Controller from January 2000 to August 2000. Prior thereto, he was Supervisor of Financial Reporting with Dravo Corporation.

Mr. Fishburne has been the Senior Vice President, Americas and Asia with the Company since April 2002. Mr. Fishburne was Vice President, Global Sales from November 2001 to March 2002. Mr. Fishburne worked for International Paper, a paper and packaging company, as Vice President, Sales & Marketing, Chemical Cellulose Division, from February 2000 to October 2001, and prior thereto as Vice President Sales of the Arizona Chemical Division.

Ms. Gerono has been the Vice President, Investor Relations, Corporate Communications and Human Resources with the Company since October 2002. Prior thereto, Ms. Gerono was the Director, Investor Relations and Corporate Communications with the Company.

Mr. Majoor has been the Senior Vice President, Europe since November 2002. He was Vice President Global Marketing of the Company in October 2001, and Sales Director of Chemviron Carbon from January 2001 to September 2001. Prior thereto, he held various positions with Arizona Chemical and Arizona Chemical Europe, which are manufacturers of specialty chemicals derived from wood.

Mr. Mocniak has been Vice President, General Counsel and Secretary of the Company since February 2003. Prior thereto he was Vice President, General Counsel and Secretary of Fansteel Inc., a specialty metals manufacturer.

Mr. O’Brien has been the Senior Vice President—Global Business Development of the Company since January 2000. Mr. O’Brien was President of the Company’s Advanced Separation Technologies subsidiary from January 1999 until January 2000.

EXECUTIVE COMPENSATION

The Compensation Committee consists of at least three Directors who are not employees of the Company. One of the functions of the Compensation Committee is to review the compensation of the Company’s executive officers and methodology by which such compensation is derived. The Compensation Committee then makes recommendations to the Board of Directors on such matters, except for the granting of stock options, which is done by the Committee alone.

The following is the report of the members of the 2003 Compensation Committee, Messrs. Surma (Chairman), McConomy and Yohe, concerning 2003 compensation of the Company’s executive officers.

Compensation Committee Report on Executive Compensation

General policies with respect to executive compensation

The Compensation Committee’s policies with respect to executive compensation are intended to achieve three principal goals.

First, they are intended to achieve base compensation levels sufficient to attract and retain talented and dedicated executive officers. To accomplish this, the Committee periodically compares the Company’s base salaries with those currently paid for similar positions by other companies. The Committee also reviews the total compensation package available to executive officers to ensure it remains competitive.

Second, the compensation policies are intended to provide a direct link between both individual performance and performance of the Company as a whole, with the officer’s compensation. This is done through bonuses available to executive officers.

Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity stake in the Company through the granting of stock options. These options are granted at full market prices and with delayed vesting provisions.

In the past, the Committee’s general philosophy was that salaries for the Company’s executive officers should be somewhat less than the median salaries paid by other companies for comparable positions, so that the potential compensation of an executive officer in a particular year would be more heavily weighted toward incentive compensation such as bonus and stock options. However, the Committee has decided that in order to be competitive in attracting and maintaining highly qualified executives, salaries for the Company’s executive officers should, over time, be equal to the median salaries paid by other companies for comparable positions. This change in philosophy will be applied to decisions regarding executive base compensation beginning in 2004.

Compensation in 2003

Salary.    In 2003, base salaries were designed to be at levels at or slightly below those of executive officers of comparable companies. However, beginning in 2004, base salaries will be designed to be equal to executive officers of comparable companies. The Committee considers a number of factors in its discretion and does not determine base salaries by any formula or objective basis or solely by any specific subjective measure. The Committee also uses consultants from time to time in this area.

In 2003, the Committee increased the salaries of certain executives by a significant amount to reflect a change in position and responsibility.

Bonus.    The incentive compensation system is intended to provide a direct link between an executive’s bonus and performance. The incentive compensation system used in 2003 was based on results in the areas of sales, gross margin percentage, operating expenses, operating cash flow, and OSHA recordable incident rates. Executives also had specific performance objectives that influenced their bonuses. Executives had the opportunity to receive up to twenty percent of their base salary. The plan also provided for bonuses greater than twenty percent based on the Company’s annual operating income target being exceeded. Based on the performance of the Company and the individual being evaluated, the Committee granted the bonuses set forth in the summary compensation table in 2003.

Effective in 2004, the Committee adopted new criteria under the incentive compensation plan. The plan rewards results based on annual operating income and operating cash flow. The Chief Executive Officer can receive up to fifty percent of his base salary and the other executive officers can receive up to 40% of his or her base salary if the plan is met for the two targets and the executive’s performance is deemed satisfactory, which is a subjective determination.

Stock Options.    Under the terms of the Company’s Stock Option Plan adopted in 1985 and amended in 1999, the Committee determines which employees will be granted stock options, the number of options granted, the rate and period of vesting, and other relevant terms.

In determining whether to grant options, the Committee takes into account the number of outstanding options, the market price of the Company’s Common Stock, the performance of the Company and its prospects, potential dilution which could result from exercise of options, and the benefits of linking the employees’ incentive to the market price of the stock. These matters are at the discretion of the Committee, and are not determined by any formula or weighting of particular factors.

In determining whether to grant options to a particular individual, the Committee considers the individual’s level of responsibility, the relationship between successful individual effort and Company results, incentive compensation programs of other companies, the number of unexercised options held by the individual, and other relevant factors.

In 2003, the Committee granted 83,000 options to employees. Executive officers received a total of 75,000 options, which currently remain outstanding.

The Stock Option Plan makes stock appreciation rights, payable in cash, and restricted shares available for grant, but the Committee has not made any such grants to current executive officers.

Compensation of the Chief Executive Officer in 2003

John S. Stanik was appointed Interim President and Chief Executive Officer on February 25, 2003, and was elected President and Chief Executive Officer on April 22, 2003. Mr. Stanik received a base pay of $300,000 in 2003. Based upon results under the Company’s incentive compensation plan, Mr. Stanik was paid a $42,000 bonus attributable to 2003; $12,000 was paid in 2003, and the balance was paid in 2004. Mr. Stanik received 25,000 stock options in 2003, one half of which are to vest in 2004 and one half of which are to vest in 2005. These options reflected the Committee’s desire to link a major portion of Mr. Stanik’s future compensation to increases in the market price of the Company’s Common Stock and thus directly benefit stockholders.

Mr. Stanik succeeded James A. Cederna, who resigned from his position as the Company’s President and Chief Executive Officer in February 2002. Under the terms of his contract, Mr. Cederna received a salary of $83,334 and a severance payment of $1,825,000 in 2003.

Tax Policy

If an executive officer’s compensation from the Company were to exceed $1 million in any taxable year (which the Committee does not now expect), the excess over $1 million, with certain exceptions, would not be deductible by the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee is aware of this rule, and will take it into account if the $1 million limit is ever applicable. One exception to the disallowance of such deductions under Section 162(m) involves compensation paid pursuant to stockholder-approved compensation plans that are performance-based. The Company’s Stock Option Plan contains provisions which are intended to cause grants of stock options under such plan (after April 1999) to be eligible for this performance-based exception (so that compensation upon exercise of such options should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception.

        JOHN P. SURMA (Chairman)

        THOMAS A. MCCONOMY

        ROBERT L. YOHE

Summary Compensation Table

					Long Term Compensation
	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)
John S. Stanik	2003	261,668	42,000	0	0		25,000	0
President and	2002	174,996	23,783	0	0		90,000	0
Chief Executive Officer	2001	163,755	12,000	0	0		50,000	0

James G. Fishburne	2003	181,992	27,280	0	0		0	681
Senior Vice President,	2002	174,996	21,303	0	0		63,000	174,768
Americas and Asia

C.H.S. (Kees) Majoor (3)	2003	234,854	25,394	0	0		0
Senior Vice President,	2002	182,391	22,734	0	0		75,000	3,092
Europe

Michael J. Mocniak	2003	174,692	21,700	0	0		50,000	27,106
Vice President,
General Counsel and Secretary

Robert P. O’Brien	2003	175,356	22,000	0	0		0	0
Senior Vice President,	2002	175,356	19,283	0	0		50,000	0
Global Business Development	2001	175,356	13,200	0	0		50,000	862

James A. Cederna	2003	83,334	0	14,460	0		0	1,825,000
	2002	500,004	125,625	42,528	118,200	(4)	100,000	1,242
	2001	500,004	75,000	56,805	0		100,000	1,242

(1)	Consists of the following other annual compensation for Mr. Cederna: reimbursement of personal financial advisor expenses of $9,191 in 2003, $34,453 in 2002 and $26,150 in 2001, and tax gross-up on other annual compensation of $5,269 in 2003, $8,075 in 2002 and $25,704 in 2001.
(2)	Consists of premiums paid by the Company on term life insurance policies on the lives of the named individuals, except for (i) Mr. Mocniak, which includes taxable reimbursed relocation expenses of $26,747 in 2003, (ii) Mr. Fishburne, which includes taxable reimbursed relocation expenses of $174,123 in 2002, (iii) Mr. Majoor, which include taxable reimbursed relocation expenses of 3,255 Euro in 2002, and (iv) Mr. Cederna, which includes severance payment of $1,825,000.
(3)	Mr. Majoor’s compensation was converted from Euro to U.S. Dollars at an average annual exchange rate of 1.13 U.S. Dollars per Euro in 2003 and .95 U.S. Dollars per Euro in 2002.
(4)	The value of the restricted stock award shown in the table is based upon the 15,000 shares granted and the closing price of the common stock of the Company on February 5, 2002, the date of grant. Mr. Cederna’s aggregate restricted stock holdings as of December 31, 2002 were 15,000 shares, valued at $74,100 based upon the closing price of the Company’s stock at December 31, 2002. The restricted stock was to vest in one third increments on February 6, 2003, 2004 and 2005. Mr. Cederna was entitled to receive dividends on the restricted stock. Mr. Cederna has left the employ of the Company and has therefore forfeited 10,000 of such restricted shares.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date
					5% ($)	10% ($)
John S. Stanik	25,000	30.1%	$4.96	04/22/2013	$77,983	$197,624
James G. Fishburne	—	0.0%	—
C.H.S. (Kees) Majoor	—	0.0%	—
Michael J. Mocniak	50,000	60.2%	6.05	01/14/2013	190,241	482,107
Robert P. O’Brien	—	0.0%	—
James A. Cederna	—	0.0%	—

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John S. Stanik	0	$0	73,050	140,000	$33,341	$147,650
James G. Fishburne	0	0	75,000	78,000	0	79,380
C.H.S. (Kees) Majoor	0	0	86,500	91,500	45,600	94,500
Michael J. Mocniak	0	0	17,000	33,000	4,760	9,240
Robert P. O’Brien	0	0	70,500	75,000	27,761	63,000
James A. Cederna	0	0	0	0	0	0

(1)	Based upon the exercise price of the options and the fair market value of the Common Stock of the Company as of December 31, 2003.

Employment Agreements

The executive officers of the Company have entered into employment agreements with the Company. The agreements provide for a base salary and for bonus compensation as determined by the Company. The agreements generally provide for continued employment of the officers until terminated by the Company with or without cause. Officers terminated without cause are entitled to severance compensation: twenty-four months’ base salary in the case of the Chief Executive Officer, and eighteen months’ base salary, for all other executive officers (“Severance Period”). Equivalent benefits are provided during the Severance Period until such time as the officer is reemployed and provided equivalent benefits by the next employer. The agreements also contain change in control provisions pursuant to which, if a change in control (as defined in the agreements) occurs, the officer is permitted to terminate employment on a date which is within the period beginning on the first anniversary of such change in control and ending ninety days thereafter. If an officer terminates his or her employment as provided above, if the Company terminates the officer other than as a termination for cause within three years after the change in control, or if the officer terminates his or her employment for good reason (as defined in the agreements), the Company is required to pay a lump sum equal to: (i) three years’ of the officers base salary; plus (ii) the officer’s average annual bonus payable with respect to the most recent three full bonus plan years ending on the date of the change in control; and (iii) the matching contributions that would have been credited to the officer under the Company’s 401(k) Plan for the three years following the effective date of termination of the officer’s employment. For such period the officer will receive equivalent benefits as were provided at the time of termination and any then unvested stock benefits held by the employee will vest. The Company will pay an additional amount equal to excise taxes, interest and penalties imposed on severance payments by Section 4999 of the Internal Revenue Code of 1986 plus a gross-up payment to reimburse the officer for the tax imposed on the additional payment. The agreements also contain confidentiality and non-compete provisions.

Performance Graph

Comparison of Five-Year Cumulative Total Return*

Among Calgon Carbon’s Common Stock, S&P 500 Composite Index

and Peer Group

*	Assumes that the value of the investment in Calgon Carbon Common Stock and each index was $100 on December 31, 1998 and that all dividends were reinvested.

The Company believes that its core business consists of purifying air, water and other products. As such, the Company uses as a comparative peer group benchmark the companies included in the Robert W. Baird & Co. Filtration/Separation Group. The companies included in this group are: BHA Group Holdings Inc., Clarcor, Inc., Cuno, Inc., Donaldson Co. Inc., Esco Technologies Inc., Flanders Corp., Ionics, Inc., Lydall, Inc., Millipore Corp., and Pall Corp.

Pension Benefits

The Company’s Retirement Plan for Salaried Employees is a non-contributory defined benefit pension plan. In addition, the Company has a Supplemental Retirement Plan, which is applicable to certain employees selected by the Board of Directors, designed to supplement retirement benefits under the Retirement Plan for Salaried Employees which have been limited by various Internal Revenue Code provisions. At present no executive officers participate in such Supplemental Retirement Plan. The following table shows the estimated annual pension benefits which would be payable under the above-stated plans in the form of a single life annuity, for various levels of average annual compensation and years of service, based upon retirement at age 65 in the calendar year 2003, before any reduction to take account of benefits payable by the Company’s former owner, Merck & Co., Inc. (by agreement with Merck, benefits payable under Company plans are reduced by the benefit amounts payable to the individual by Merck, which are computed utilizing a 2.5% compensation increase assumption).

Average annual compensation for highest five consecutive years in 10-year period preceding retirement	Annual benefits for years of service (1)
	15 years	20 years	25 years	30 years	35 years
$150,000	$32,925	$43,900	$54,875	$65,850	$76,825
200,000	44,550	59,400	74,250	89,100	103,950
250,000	56,175	74,900	93,625	112,350	131,075
300,000	67,800	90,400	113,000	135,600	158,200
350,000	79,425	105,900	132,375	158,850	185,325
400,000	91,050	121,400	151,750	182,100	212,450
450,000	102,675	136,900	171,125	205,350	239,575
500,000	114,300	152,400	190,500	228,600	266,700

(1)	Under Section 415 of the Internal Revenue Code of 1986, the amount of annual benefits which may be paid under the Retirement Plan for Salaried Employees to any employee may not exceed $160,000 during 2003 and $165,000 during 2004 and under Section 401(a)(17) of the Code the amount of annual compensation of each employee taken into account under such plan for any year may not exceed $200,000 during 2003 and $205,000 during 2004. These limitations have not been reflected in the table.

Other than the reduction with respect to Merck benefits discussed above, the benefits payable under the plans are not subject to any deduction for Social Security or other offset amounts. Covered compensation for purposes of the chart above includes salary and incentive awards which are reported in the “bonus” column of the summary compensation table. As of December 31, 2003, Messrs. Stanik, Fishburne, O’Brien and Mocniak had twelve, three, thirty and one years of service, respectively, under the plans.

INDEPENDENT AUDITORS

Report of the Audit Committee

The charter of the Audit Committee was adopted by the Board of Directors effective February 6, 2003 and is reviewed annually by the Committee. The Committee’s mission is to be the principal means by which the Board of Directors oversees management’s preparation and public disclosure of financial information about the Company. The objective is to make available to the public financial statements and other financial information that is of high quality, accurate, complete, timely, fairly presented, and complying with all applicable laws and accounting standards.

In overseeing the audit process for the year 2003, the Audit Committee obtained from Deloitte & Touche LLP, the Company’s independent auditors, their letter required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” describing all relationships between the auditors and the Company that might, in their opinion, bear on their independence. In that letter Deloitte & Touche LLP stated that in their judgment they are, in fact, independent. The Committee discussed with the auditors the contents of that letter and concurred in the judgment of independence.

The Committee reviewed with the auditors their audit plan, audit scope and identification of audit risks. Subsequently, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2003, first with both management and the independent auditors, and then with the auditors alone. This discussion covered the quality, not just the acceptability, of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures. The Committee also received and discussed, with and without management present, all communications from Deloitte & Touche LLP required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees.”

The Audit Committee then recommended to the Board of Directors that the audited financial statements be approved by the Board, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission, and be included in the Company’s annual report to stockholders for the year 2003.

In periodic meetings with the Company’s financial management and the independent auditors, the Audit Committee discussed and approved quarterly interim financial information prior to its release to the public. The Committee also performed the other functions required of it by its charter.

Management is responsible for the Company’s financial reporting process including its systems of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to plan or conduct audits or manage the system of internal controls of the Company. Therefore, we have relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinions of the independent auditors included in their report on the Company’s financial statements.

        ROBERT W. CRUICKSHANK, CHAIRMAN

        JULIE S. ROBERTS

        HARRY H. WEIL

Ratification of Appointment of Independent Auditors

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for 2004. Deloitte & Touche LLP audited the financial statements of the Company and its subsidiaries in 2003.

The Board of Directors recommends a vote for the ratification of the appointment of Deloitte & Touche LLP and unless otherwise directed therein, the proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider such vote in its decision to appoint independent auditors for 2005.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Certain Fees

Audit Fees

The following is a summary of fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively “Deloitte”) for professional services rendered for the fiscal year ended December 31, 2002 and December 31, 2003.

	Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2002
Audit Fees	$537,305	$431,321
Audit-Related Fees	57,533	52,970
Tax Fees	257,870	268,592
Other Fees	0	0
Total	$852,708	$752,883

Audit Fees

Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consist of fees billed for professional consultation services with respect to the Sarbanes-Oxley Act, pension audits, and due diligence relating to certain transactions.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and foreign country tax compliance, preparation of returns, and acquisitions and dispositions tax planning.

Other Fees

Deloitte did not perform any services for the Company during fiscal years ended December 31, 2003 or December 31, 2002 other than the services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Policy for Approval of Audit and Non-Audit Fees

In accordance with the Sarbanes-Oxley Act, the Audit Committee pre-approved all audit and non-audit related consulting services provided by the Company’s external audit firm. During 2003 the Audit Committee pre-approved the types of non-audit services which Deloitte was to perform during the balance of the year and the anticipated range of fees for each of these categories. In order to deal with the pre-approval process in the most efficient manner, the Audit Committee will employ pre-approval policies in 2004 that comply with applicable Securities and Exchange Commission regulations. The Chairman of the Audit Committee has the authority to approve work on behalf of the entire committee. A Summary of all non-audit related spending is provided to the Audit Committee on a quarterly basis.

The Audit Committee believes that the provision of the above services by Deloitte is compatible with maintaining Deloitte’s independence.

CORPORATE GOVERNANCE

Access to Directors

The stockholders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular Director in care of Michael J. Mocniak, Corporate Secretary, at the Company’s principal office. At present, such communications will be directly forwarded to the Board or such particular Director, as applicable. The presiding independent Director for executive sessions of non-management Directors is Ms. Roberts. The stockholders of the Company may communicate in writing with Ms. Roberts in the manner described above.

Determination of Independence

The Board has determined that all of the directors except Mr. Stanik are independent, as defined in the New York Stock Exchange listing standards, which become effective for the Company on the date of the 2004 Annual Meeting (the “NYSE Standards”). In making this determination, the Board evaluated the following relationships and found that those relationships were not material, as defined by the NYSE Standards, because they would not interfere with the individual’s exercise of independent judgment:

Mr. Thomas McConomy is the owner of approximately 10.9% of the outstanding Common Stock of the Company. In accordance with the commentary to the Rule 303A.02(a) of the NYSE Standards, the ownership of even a significant amount of stock is not a bar to an independence finding. The Board concurs with this conclusion in the case of Mr. McConomy. Further, Mr. McConomy’s brother James H. McConomy is a partner of a law firm that is paid fees by the Company for services. The fees paid do not exceed the threshold at which Mr. Thomas McConomy can no longer be considered independent, as described in Rule 303A.02(b)(v).

Attendance of Meetings by Directors

The Corporate Governance Guidelines of the Company state that all directors are expected to attend each Annual Meeting of Stockholders, as well as Board and applicable committee meetings, except in unavoidable circumstances. All directors attended the 2003 Annual Meeting of Stockholders.

Committee Charters and Corporate Governance Guidelines

A current copy of the charters of the committees of the Board of Directors and the Corporate Governance Guidelines are available to stockholders at the Company’s website www.calgoncarbon.com.

VOTE REQUIRED

The one nominee for election as Director in the Class of 2006 and the three nominees for election as Directors in the Class of 2007 at the Annual Meeting who receive the greatest number of votes cast for the election of Directors of their class at that meeting by the holders of the Company’s Common Stock, present in person or represented by proxy at the meeting and entitled to vote at that meeting, a quorum being present, shall become Directors at the conclusion of the tabulation of votes.

The proposal to ratify the independent auditors will be adopted if a majority of the shares present in person or by proxy vote for the proposal. Since the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if a stockholder abstains from voting, it has the same legal effect as voting against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are counted for purposes of determining a quorum but are not counted as a vote or used to determine the favorable votes required to approve the proposal.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

STOCKHOLDER PROPOSALS

If any stockholder wishes to present a proposal to be acted upon at the 2005 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company by November 16, 2004 to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2005 Annual Meeting. The 2005 Annual Meeting is tentatively scheduled for April 19, 2005.

Section 1.08 of the by-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 1.08, so that it is received by the Company not later than the notice deadline determined under such Section 1.08. This notice deadline will generally be 60 days prior to the anniversary of the date of the Company’s Proxy Statement for the Annual Meeting for the previous year, or January 15, 2005 for the Company’s Annual Meeting in 2005. Any shareholder proposal received by the Secretary of the Company after January 15, 2005 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Michael J. Mocniak

         Secretary

March 15, 2004

CALGON CARBON CORPORATION

P R O X Y	Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of the Stockholders April 20, 2004

John S. Stanik and Michael J. Mocniak, or either of them, are hereby appointed proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of Calgon Carbon Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company scheduled for April 20, 2004, and at any adjournment thereof, as directed on the reverse side of this proxy card and, in their discretion, on any other matters which may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as specified on the reverse side hereof. If not specified, the shares represented by this proxy will be voted FOR proposals 1, 2 and 3.

Please mark, sign and date this proxy card on the reverse side hereof and return it in the enclosed envelope. SEE REVERSE SIDE

FOLD AND DETACH HERE

Annual Meeting of Stockholders

of

Calgon Carbon Corporation

April 20, 2004

1:00 P.M.

Company’s Office

400 Calgon Carbon Drive

Pittsburgh, Pennsylvania

Please mark
☒	votes as in
this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

		FOR	WITHHELD
1.	To elect Directors for the class of 2007. The nominees are Robert W. Cruickshank, Thomas A. McConomy, Julie S. Roberts	☐	☐

	For, except vote withheld from the following nominee(s):	FOR	WITHHELD

2.	To elect a Director for the class of 2006. The nominee is: John S. Stanik	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Ratification of Deloitte & Touche LLP as independent auditors for 2004.	☐	☐	☐

Mark box at right if you plan to attend the Annual Meeting ☐

Signatures:                                                       Date:

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Calgon Carbon Corporation

Please sign, date and return your proxy in the enclosed envelope